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Progenics Pharmaceuticals:

Investor Contacts:
Richard W. Krawiec, Ph.D.
Vice President
Corporate Affairs
(914) 789-2814
krawiecr@progenics.com

Dory A. Lombardo
Associate Director
Corporate Affairs
(914) 789-2818
dlombardo@progenics.com

Media Contact:
Aline Schimmel
WeissComm Partners
(312) 646-6295
Wyeth: Media Contact: Douglas Petkus (973) 660-5218 Investor Contact: Justin Victoria (973) 660-5340

NEW DELIVERY SYSTEM FOR RELISTOR IN PRE-FILLED SYRINGES SUBMITTED FOR U.S. AND EUROPEAN MARKETING APPROVAL

—Progenics and Wyeth develop a ‘ready-to-use’ option to administer RELISTOR—

Tarrytown, N.Y. and Collegeville, Pa., August 4, 2009 – Progenics Pharmaceuticals, Inc. (Nasdaq: PGNX) and Wyeth Pharmaceuticals, a division of Wyeth (NYSE: WYE), today announced submission of a supplemental New Drug Application (sNDA) to the United States (U.S.) Food and Drug Administration (FDA) and an Extension Application to the European Union (E.U.) European Medicines Agency (EMEA) for RELISTOR® (methylnaltrexone bromide) subcutaneous injection for a new delivery system, pre-filled syringes. RELISTOR was approved last year in single-use vials.  RELISTOR is indicated for the treatment of opioid-induced constipation (OIC) in patients with advanced illness who are receiving palliative care, when response to laxative therapy has been insufficient. If approved, pre-filled syringes of RELISTOR are expected to be available in the U.S. and Europe as early as the first half of 2010. Single-use vials of RELISTOR will continue to be available.

“The development of RELISTOR in pre-filled syringes is an important step in our plans to make this medication available in more convenient forms,” says Paul J. Maddon, M.D., Ph.D., Founder, Chief Executive Officer and Chief Science Officer, Progenics Pharmaceuticals, Inc. “Pre-filled syringes, containing either 8 mg or 12 mg doses of RELISTOR, will be ready-to-use, and will ease preparation and administration for patients and caregivers.”

About Opioids, Constipation and RELISTOR (methylnaltrexone bromide)

Opioid analgesics are frequently prescribed to manage pain in palliative-care patients with advanced illness. Constipation commonly occurs in these patients. RELISTOR is the first approved medication that specifically targets the underlying cause of OIC.

RELISTOR is a peripherally acting mu-opioid receptor antagonist that counteracts the constipating effects of opioid pain medications in the gastrointestinal tract without affecting their ability to relieve pain.

Opioids provide pain relief by specifically interacting with mu-opioid receptors within the central nervous system (CNS) – the brain and spinal cord. However, opioids also interact with mu-opioid receptors found outside the CNS, such as those within the gastrointestinal tract, resulting in constipation that can be debilitating. RELISTOR selectively displaces opioids from the mu-opioid receptors outside the CNS, including those located in the gastrointestinal tract, thereby decreasing their constipating effects. Because of its chemical structure, RELISTOR does not affect the opioid-mediated analgesic effects on the CNS.

About Subcutaneous RELISTOR

RELISTOR subcutaneous injection is approved in the United States for the treatment of OIC in patients with advanced illness who are receiving palliative care, when response to laxative therapy has not been sufficient. The use of RELISTOR beyond four months has not been studied. The drug is also approved for use in the European Union, Canada, Australia, as well as several countries in Latin America. Applications in additional countries are also pending.

Important Safety Information for RELISTOR

•	RELISTOR is contraindicated in patients with known or suspected mechanical gastrointestinal obstruction.
•	If severe or persistent diarrhea occurs during treatment, advise patients to discontinue therapy with RELISTOR and consult their physician.
•	Use of RELISTOR has not been studied in patients with peritoneal catheters.
•
The most common adverse reactions reported with RELISTOR compared with placebo in clinical trials were abdominal pain (28.5% vs. 9.8%), flatulence (13.3% vs. 5.7%), nausea (11.5% vs. 4.9%), dizziness (7.3% vs. 2.4%), diarrhea (5.5% vs. 2.4%), and hyperhidrosis (6.7% vs. 6.5%).

RELISTOR full Prescribing Information for the U.S. is available at www.relistor.com.

About the Collaboration Between Wyeth Pharmaceuticals and Progenics

Progenics and Wyeth Pharmaceuticals in 2005 entered into an exclusive, worldwide agreement for the joint development and commercialization of methylnaltrexone for the treatment of opioid-induced side effects  The pending acquisition of Wyeth by Pfizer Inc. does not trigger any change-of-control provisions in the Progenics/Wyeth collaboration.

(PGNX-C)

About Progenics

Progenics Pharmaceuticals, Inc., of Tarrytown, NY, is a biopharmaceutical company focusing on the development and commercialization of innovative therapeutic products to treat the unmet medical needs of patients with debilitating conditions and life-threatening diseases. Principal programs are directed toward supportive care, virology—including human immunodeficiency virus (HIV) and hepatitis C virus (HCV) infections—and oncology. Progenics, in collaboration with Wyeth, is developing RELISTOR® (methylnaltrexone bromide) for the treatment of opioid-induced side effects. Wyeth has worldwide rights to develop and commercialize all forms of RELISTOR, except in Japan where Progenics has granted Ono Pharmaceutical Co., Ltd. an exclusive license to the subcutaneous form of RELISTOR for development and commercialization in that country. RELISTOR is currently approved in over 30 countries, including the U.S. and E.U. member countries, Canada, Australia, and several Latin American countries. In the U.S., RELISTOR subcutaneous injection is indicated for the treatment of opioid-induced constipation (OIC) in patients with advanced illness who are receiving palliative care, when response to laxative therapy has not been sufficient. Marketing applications are pending for RELISTOR in other countries. In the area of virology, Progenics is developing the HIV-entry inhibitor PRO 140, a humanized monoclonal antibody which binds to co-receptor CCR5 to inhibit HIV entry. PRO 140 is currently in phase 2 clinical testing for the treatment of HIV infection. The Company also has an HCV discovery program to identify novel inhibitors of viral entry. In the area of oncology, the Company is conducting a phase 1 clinical trial of a human monoclonal antibody-drug conjugate (ADC) for the treatment of prostate cancer—a selectively targeted chemotherapeutic antibody directed against prostate-specific membrane antigen (PSMA). PSMA is a protein found on the surface of prostate cancer cells as well as in blood vessels supplying other solid tumors. Progenics is also conducting phase 1 clinical trials with vaccines designed to treat prostate cancer by stimulating an immune response to PSMA.

Editor’s Note: For more information about Progenics Pharmaceuticals, Inc., please visit www.progenics.com.

PROGENICS DISCLOSURE NOTICE: This document contains statements that do not relate strictly to historical fact, any of which may be forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. When we use the words “anticipates,” “plans,” “expects” and similar expressions, we are identifying forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties which may cause our actual results, performance or achievements to be materially different from those expressed or implied by forward-looking statements. While it is impossible to identify or predict all such matters, these differences may result from, among other things, the inherent uncertainty of the timing and success of, and expense associated with, research, development, regulatory approval and commercialization of our products and product candidates, including the risks that clinical trials will not commence or proceed as planned; products appearing promising in early trials will not demonstrate efficacy or safety in larger-scale trials; clinical trial data on our products and product candidates will be unfavorable; our products will not receive marketing approval from regulators or, if approved, do not gain sufficient market acceptance to justify development and commercialization costs; we, our collaborators or others might identify side effects after the product is on the market; or efficacy or safety concerns regarding marketed products, whether or not originating from subsequent testing or other activities by us, governmental regulators, other entities or organizations or otherwise, and whether or not scientifically justified, may lead to product recalls, withdrawals of marketing approval, reformulation of the product, additional pre-clinical testing or clinical trials, changes in labeling of the product, the need for additional marketing applications, declining sales or other adverse events.

We are also subject to risks and uncertainties associated with the actions of our corporate, academic and other collaborators and government regulatory agencies, including risks from market forces and trends, such as those relating to the recently-announced acquisition of our RELISTOR® collaborator, Wyeth Pharmaceuticals by Pfizer Inc.; potential product liability; intellectual property, litigation, environmental and other risks; the risk that licenses to intellectual property may be terminated for our failure to satisfy performance milestones; the risk of difficulties in, and regulatory compliance relating to, manufacturing products; and the uncertainty of our future profitability.

Risks and uncertainties also include general economic conditions, including interest and currency exchange-rate fluctuations and the availability of capital; changes in generally accepted accounting principles; the impact of legislation and regulatory compliance; the highly regulated nature of our business, including government cost-containment initiatives and restrictions on third-party payments for our products; trade buying patterns; the competitive climate of our industry; and other factors set forth in our Annual Report on Form 10-K and other reports filed with the U.S. Securities and Exchange Commission. In particular, we cannot assure you that RELISTOR will be commercially successful or be approved in the future in other formulations, indications or jurisdictions, or that any of our other programs will result in a commercial product.

We do not have a policy of updating or revising forward-looking statements and we assume no obligation to update any statements as a result of new information or future events or developments. It should not be assumed that our silence over time means that actual events are bearing out as expressed or implied in forward-looking statements.

About Wyeth

Wyeth Pharmaceuticals, a division of Wyeth, has leading products in the areas of women’s health care, infectious disease, gastrointestinal health, central nervous system, inflammation, transplantation, hemophilia, oncology, vaccines and nutritional products. Wyeth is one of the world’s largest research-driven pharmaceutical and health care products companies. It is a leader in the discovery, development, manufacturing and marketing of pharmaceuticals, vaccines, biotechnology products and non-prescription medicines that improve the quality of life for people worldwide. The Company’s major divisions include Wyeth Pharmaceuticals, Wyeth Consumer Healthcare and Fort Dodge Animal Health.

WYETH DISCLOSURE NOTICE: The statements in this press release that are not historical facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements.  In particular, there can be no assurance that these applications will receive regulatory approval or that RELISTOR will be commercially successful or approved in the future in other formulations or indications and/or in other countries.  Other risks and uncertainties that could cause actual results to differ materially from those expressed or implied by forward-looking statements include, among others, risks related to our proposed merger with Pfizer, including satisfaction of the conditions of the proposed merger on the proposed timeframe or at all, contractual restrictions on the conduct of our business included in the merger agreement, and the potential for loss of key personnel, disruption in key business activities or any impact on our relationships with third parties as a result of the announcement of the proposed merger; the inherent uncertainty of the timing and success of, and expense associated with, research, development, regulatory approval and commercialization of our products and pipeline products; government cost-containment initiatives; restrictions on third-party payments for our products; substantial competition in our industry, including from branded and generic products; emerging data on our products and pipeline products; the importance of strong performance from our principal products and our anticipated new product introductions; the highly regulated nature of our business; product liability, intellectual property and other litigation risks and environmental liabilities; the outcome of government investigations; uncertainty regarding our intellectual property rights and those of others; difficulties associated with, and regulatory compliance with respect to, manufacturing of our products; risks associated with our strategic relationships; global economic conditions; interest and currency exchange rate fluctuations and volatility in the credit and financial markets; changes in generally accepted accounting principles; trade buying patterns; the impact of legislation and regulatory compliance; risks and uncertainties associated with global operations and sales; and other risks and uncertainties, including those detailed from time to time in our periodic reports filed with the Securities and Exchange Commission, including our current reports on Form 8-K, quarterly reports on Form 10-Q and annual report on Form 10-K, particularly the discussion under the caption “Item 1A, Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2008, which was filed with the Securities and Exchange Commission on February 27, 2009.  The forward-looking statements in this press release are qualified by these risk factors.  We assume no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise.